UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8 – K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 13, 2020

(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	001-36613	34-1585111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MBCN	The NASDAQ Stock Market, LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2020, at the Annual Meeting of Shareholders of Middlefield Banc Corp. (the “Company”), Michael C. Voinovich was elected to the Board of Directors of the Company. Mr. Voinovich will serve until the 2023 Annual Meeting of Shareholders or until his successor is elected and qualified or until his earlier resignation or removal. Mr. Voinovich will serve as a member of both the Executive Committee and the Corporate Governance and Nominating Committee.

Mr. Voinovich is Executive Vice President and Chief Investment Officer of ECHO Health, Inc., headquartered in Westlake, Ohio. He also serves as a director of GBank Financial Holdings, Inc. and the Bank of George, both of Las Vegas, NV.

As a non-employee Director, Mr. Voinovich will receive compensation in the same manner as the Company’s other non-employee Directors.

A press release announcing the election of Mr. Voinovich to the Board of Directors is included as Exhibit 99.1 to this current report on Form 8-K.

Middlefield Banc Corp. is a bank holding company with total assets of $1.21 billion at March 31, 2020. The Company’s subsidiary bank, The Middlefield Banking Company, operates 16 full-service banking centers and one loan production office at locations in Northeast Ohio and Central Ohio.

Middlefield Banc Corp. may be accessed at www.middlefieldbank.bank. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “MBCN”.

ITEM 9.01(d)	Exhibits

The following exhibit is furnished to this Current Report on Form 8-K:

(a) Exhibits.

99.1	May 14, 2020 press release of Middlefield Banc Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: May 14, 2020	/s/ James R. Heslop, II ,
Executive Vice President and COO